Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Andrew Hellman
CEOcast
(212)732-4300
adhellman@ceocast.com

Chris Bylander Joins i2Telecom Board of Directors

Senior Global Computer and Telecommunications Executive Brings Extensive Experience and Relationships

ATLANTA – May 15, 2006 - i2Telecom International, Inc. (“i2Telecom”) (OTCBB: ITUI), a pioneer in globally ultra-portable high quality Voice-over Internet Protocol (VoIP) products and services, today announced that Chris Bylander has been elected to the Company’s Board of Directors as an Independent Director.

Chris has extensive global experience in the manufacturing and IT/ telecommunications industries. During his 25 year business career, Mr. Bylander has held various senior executive positions in these industries including:

•	U.S. President and CEO of Direct2Internet, a European Competitive Local Exchange Carrier with patented IP switch technology;

•	U.S. President and CEO of Grimaldi Industri,a global manufacturing group and one the world’s largest bicycle manufacturors;

•	Managing Director of Sengent, now ClariFi, a software developer in the financial services industry;

•	COO of Amazia, a top Gartner-rated eBusiness infrastructure provider;

•	Vice President of Marketing for UniComp, one of IBM’s first Value Added Resellers.

•	As a consultant, he has served over two thousand corporations to advance sales positions in all North American states and in ninety countries.

•	From March 2004 to present, he has served as the founder and Managing Member of Exxiss Technology, a major white label manufacturer of personal computers for major global computer brands;

•	From September 2005 to present, he has served as the Managing Member of Notebook Design, a computer branding company based in Sweden. From January 2006 to present he has been a co-Founder and Member of NGendo Systems, an IT vendor operating under U.S. Government DOT minority preferment.

“Following the advent of the emerging VoIP market without borders I am pleased to once again focus my attention on solving issues related to global distribution of IP services,” Mr. Bylander stated. “i2Telecom is a company with robust technology, and my future contributions to the Board of Directors will hopefully make a positive difference in accelerating adoption of this technology in the marketplace.”

He is also the current President of the Swedish Council of Saint Louis. In March 2001, Mr. Bylander founded a business accelerator at Florida Atlantic University’s Research and Development Center and served as its first Executive Director. In 1994, Mr. Bylander co-founded a Brussels-based technical institute, an accredited information source to the European Commission and served until September 2005 on its board as a director and chairman of the business development committee.

“We are very pleased that Chris has agreed to join our Board,” noted Paul Arena, Chief Executive Officer of i2Telecom International, Inc. “His extensive experience as a global telecommunications industry executive, combined with his financial education, background and extensive contacts, should serve our Company and its shareholders well during a period of accelerating growth in the VoIP marketplace.”

About i2Telecom International

i2Telecom International, Inc. (OTCBB: ITUI - News) is a pioneer in ultra-portable high quality Voice-over Internet Protocol (VoIP) products and services employing best-of-breed VoIP technology. The Company has operations in Atlanta, Georgia and Redwood City, California, controls its own proprietary and patent-pending technology, and uses a combination of its own network and the Internet to deliver high-quality phone calls, streaming video and text chat. i2Telecom International provides VoiceStick™, InternetTalker®, Digital Communications Portal communications and micro gateway adapters for VoIP long-distance streaming video, text chat and other enhanced communication services to subscribers. Its proprietary technology platform is compliant with the Session Initiation Protocol (“SIP”) telecommunications industry standard. i2Telecom International’s revenue model includes recurring monthly subscriptions and prepaid services, as well as revenue from the sale of its integrated access devices, call minute termination fees and royalties from original equipment manufacturers. For additional information visit www.i2telecom.com or www.voicestick.com or call 877-731-6800.

SAFE HARBOR Statement Under the Private Securities Litigation Reform Act. With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors which are outside the control of the company. Actual results and developments may differ materially from those contemplated by these statements depending on such factors as changes in general economic conditions and financial or equity markets, technological changes, and other business risk factors. i2Telecom® does not assume, and expressly disclaims, any obligation to update these forward-looking statements.

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